UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Endologix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On [                ], 2019

To our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Endologix, Inc., a Delaware corporation. The special meeting will be held on [                ], [                ], 2019 at [                ], Pacific Time, at our corporate headquarters located at 2 Musick, Irvine, California 92618, for the following purposes, as more fully described in the accompanying proxy statement:

1.

To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock at a ratio not less than 1-for-5 and not greater than 1-for-10 (inclusive), with the exact ratio to be set as a whole number within that range at the discretion of our board of directors before [                ], 2020 without further approval or authorization of our stockholders. The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by our stockholders, in its sole discretion.

2.	To transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

Only stockholders who held shares at the close of business on [                ], 2019 are entitled to notice of and to vote at the special meeting, or any adjournment or postponement thereof.

Our board of directors unanimously recommends that you vote “FOR” Proposal 1 as described above.

Your vote is very important. Whether or not you plan to attend the special meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible to ensure your shares will be represented and voted at the special meeting. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card accompanying the proxy materials and the response to the question entitled “How may I vote my shares?” in the accompanying proxy statement.

Sincerely,

John Onopchenko

Chief Executive Officer

Irvine, California

[                ], 2019

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of our board of directors for use at our Special Meeting of Stockholders, or the special meeting, to be held on [                ], [                ], 2019 at [                ], Pacific Time, at our corporate headquarters located at 2 Musick, Irvine, California 92618. Endologix, Inc. is sometimes referred to herein as “we”, “us”, “our” or our “Company.”

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders

to be Held on [                ], 2019

This proxy statement and the accompanying proxy card are available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

These questions and answers are intended to briefly address potential questions that our stockholders may have regarding this proxy statement and the special meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC.

When and where will the special meeting be held?

You are invited to attend the special meeting to be held on [                ], 2019 at [                ], Pacific Time, at our corporate headquarters located at 2 Musick, Irvine, California 92618.

Why did I receive these proxy materials?

We are providing this proxy statement in connection with the solicitation by our board of directors of proxies to be voted at the special meeting, and at any adjournment or postponement thereof. Your proxy is being solicited because you owned our common stock at the close of business on [                ], 2019, which is the record date for the special meeting.

This proxy statement contains important information for you to consider when deciding how to vote on the matter brought before the special meeting. This proxy statement and the accompanying proxy card are also available at www.proxyvote.com.

You are invited to attend the special meeting in person to vote on the proposal described in this proxy statement. However, you do not need to attend the special meeting to vote your shares.

Your vote is very important. Whether or not you plan to attend the special meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.

Why did I receive a full set of printed proxy materials instead of a notice regarding the Internet availability of the proxy materials?

For our 2018 annual meeting of stockholders, which was held in June 2018, we elected to provide access to the proxy materials through the Internet under the SEC’s “notice and access” rules by mailing each of our stockholders a notice regarding the Internet availability of the proxy materials and instructions on how to access the proxy materials on the Internet. However, for purposes of the special meeting, after taking into account a number of considerations, including the timing of the special meeting and the specific purpose of the proposal being considered by our stockholders at the meeting, our board of directors determined it would be more effective to provide a full set of printed proxy materials to each of our stockholders in connection with the special meeting. This is the same delivery approach we followed when making proxy materials available to our stockholders in connection with our special meeting of stockholders held on December 21, 2018. The proxy materials for the special meeting include the proxy statement, as well as the accompanying proxy card. We do not expect that our decision to provide a full set of printed proxy materials in connection with the special meeting will necessarily impact the manner in which we will deliver proxy materials for future meetings of our stockholders.

Who may vote at the special meeting?

Only stockholders of record as of the close of business on the record date, [                ], 2019, are entitled to vote at the special meeting. As of the record date, there were 103,453,661 shares of our common stock outstanding and entitled to vote, held by [                ] holders of record.

What is the quorum requirement for the special meeting?

At least a majority of the outstanding shares of our common stock entitled to vote at the special meeting must be present in person or represented by proxy in order to transact business at the special meeting. This is referred to as a quorum. Abstentions and broker non-votes will be treated as shares present in person or represented by proxy at the special meeting for purposes of determining whether or not a quorum exists. If there is no quorum present at the special meeting, consistent with our bylaws, the chairman of the special meeting, or the holders of a majority of shares present at the special meeting in person or represented by proxy, will adjourn the special meeting to a later date.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of Record

If, on the record date, your shares were registered directly in your name with American Stock Transfer and Trust Company, LLC, our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting. Alternatively, you may vote by proxy through the Internet, by telephone or by mail as described in response to the question entitled “How may I vote my shares?” below.

Beneficial Owner

If, on the record date, your shares were not registered directly in your name with our transfer agent, but instead were held in an account at a brokerage firm, bank, or other nominee, then you are a beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee, which is considered to be the stockholder of record with respect to those shares. As a beneficial owner, you are entitled to give instructions to your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid legal proxy from your broker, bank or other nominee.

How many votes do I have?

You have one vote for each share of our common stock that you own as of the close of business on the record date. These shares include shares that you hold directly, as a stockholder of record, and that are held for you in “street name” through a broker, bank or other nominee.

What proposal will be voted on at the special meeting?

The single proposal to be voted on at the special meeting is as follows:

Proposal 1: Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, or our Charter, to effect a reverse stock split of our issued and outstanding common stock at a ratio not less than 1-for-5 and not greater than 1-for-10 (inclusive), with the exact ratio to be set as a whole number within that range at the discretion of our board of directors before [                ], 2020 without further approval or authorization of our stockholders. The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by our stockholders, in its sole discretion.

We will also consider such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

As of the date of this proxy statement, our board of directors is not aware of any matters, other than those described in this proxy statement, which may be presented for consideration at the special meeting. Should any other matters requiring a vote of the stockholders come before the special meeting, or any adjournment or postponement thereof, the persons named in the accompanying proxy card will have the discretionary authority to vote with respect to such matters in accordance with their best judgment.

What are my voting options on the proposal?

You may vote “FOR” or “AGAINST” Proposal 1 or you may abstain from voting on the proposal.

What is our board of director’s voting recommendation on the proposal?

Our board of directors unanimously recommends that you vote your shares “FOR” approval of Proposal 1 as described in this proxy statement.

How may I vote my shares?

The procedures for voting are as follows:

Stockholder of Record

If you are a stockholder of record, you may vote in person at the special meeting. Alternatively, you may vote by proxy through the Internet, by telephone or by mail as described below. Whether or not you plan to attend the special meeting, we urge you to vote by proxy to ensure your vote is counted. If you have already voted by proxy, you may still attend the special meeting and vote in person, and your vote at the special meeting will have the effect of revoking your proxy. Please see the response to the question entitled “Can I change my vote after submitting my proxy?” below for additional information.

•	Vote in Person. To vote in person, please attend the special meeting and request a ballot when you arrive.

•

Vote by Internet. To vote through the Internet, go to www.proxyvote.com and follow the instructions provided on the website. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on [                ], 2019. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the proxy card accompanying these proxy materials. In order to cast your vote, you will be asked to provide the control number from the proxy card.

•

Vote by Telephone. To vote by telephone, call 1-800-690-6903 from any touch-tone telephone and follow the instructions. Telephonic voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on [                ], 2019. Our telephonic voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the proxy card accompanying these proxy materials. In order to cast your vote, you will be asked to provide the control number from the proxy card.

•	Vote by Mail. To vote by mail using the proxy card accompanying these proxy materials, simply complete, sign and date the proxy card and return it promptly in the postage-paid envelope provided.

Beneficial Owner

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card containing voting instructions with these proxy materials from that organization rather than from us. To vote your shares, simply follow the instructions provided to you. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank or other nominee.

What happens if I do not give specific voting instructions?

Stockholder of Record

If you are a stockholder of record and you indicate when transmitting your voting instructions by Internet or by telephone that you wish to vote as recommended by our board of directors, or if you sign and return a proxy card by mail without giving specific voting instructions, then the proxy holders will vote your shares “FOR” Proposal 1 as recommended by our board of directors. The proxy holders will also have the discretionary authority to vote on any other matters properly presented for a vote at the special meeting in accordance with their best judgment.

Beneficial Owner

Generally, if you are a beneficial owner of shares held in “street name”, you are entitled to give instructions to your broker, bank or other nominee regarding how to vote your shares. If you do not provide voting instructions, your broker, bank or other nominee may still vote your shares with respect to matters that are considered to be “routine,” but may not vote your shares with respect to matters that are considered to be “non-routine.” Whether a proposal is considered a “routine” matter or a “non-routine” matter is subject to the interpretation of certain rules that are applicable to brokers and dealers.

We have been advised that Proposal 1 constitutes a “routine” matter under applicable rules, meaning that, to the extent you do not provide voting instructions to your broker, bank or other nominee, the nominee may vote your shares on this proposal. You can avoid having your broker, bank or other nominee vote your shares by providing the nominee with your specific voting instructions on Proposal 1.

What is the voting requirement to approve the proposal?

The approval of Proposal 1 requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

What is the effect of broker non-votes and abstentions on the approval of the proposal?

Because we have been advised that Proposal 1 constitutes a “routine” matter under applicable rules, your broker, bank or other nominee may generally vote your shares without instructions on this matter, so we do not expect any broker non-votes in connection with this proposal. Because Proposal 1 requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, abstentions will have the same effect as votes against Proposal 1.

How can I attend the special meeting in person?

You must present a form of government-issued personal photo identification in order to be admitted to the special meeting. If your shares are held in “street name,” you will also need proof of ownership to be admitted to the special meeting. A recent brokerage statement or a letter from your broker, bank or other nominee are examples of acceptable proof of ownership. No cameras, recording equipment, large bags, briefcases or packages will be permitted at the special meeting.

Can I change my vote after submitting my proxy?

Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the special meeting.

Stockholder of Record

If you are the stockholder of record, you may revoke your proxy in any one of four ways:

•	You may vote again through the Internet or by telephone at a later time (prior to the deadline for Internet or telephone voting).

•	You may submit a properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Endologix, Inc. at 2 Musick, Irvine, California 92618, Attention: Corporate Secretary.

•	You may attend the special meeting and vote in person. However, attending the special meeting will not, by itself, revoke your proxy or change your vote.

Beneficial Owner

If you are the beneficial owner of shares held in “street name,” you may revoke your proxy by following the instructions provided to you by your broker, bank or other nominee.

Who is paying for the cost of this proxy solicitation?

We will bear the entire cost of this proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy card and any additional solicitation materials furnished to our stockholders. Copies of these proxy materials will be furnished to brokerage firms, banks or other nominees that hold shares of our common stock in “street name,” so that they may forward the proxy materials to the beneficial owners of our shares. We have retained Morrow & Sodali LLC, 470 East Ave, Stamford, Connecticut 06902, or Morrow, a proxy solicitation firm, to deliver solicitation materials to beneficial owners and to assist us in collecting proxies from such individuals. We expect to pay Morrow a fee of approximately $10,000 for their proxy solicitation services. We may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies may be supplemented by telephone, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

I share an address with another stockholder, and we received only one copy of these proxy materials. How may I obtain an additional copy of these proxy materials?

SEC rules permit companies, banks, brokers and other nominees to deliver a single copy of proxy materials to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs, as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to “householding” will receive only one copy of our proxy materials.

If you would like to opt out of this practice for future mailings and receive separate proxy materials for each stockholder sharing the same address, please contact your broker, bank or other nominee. You may also obtain additional copies of our proxy materials without charge by contacting us at Endologix, Inc. 2 Musick, Irvine, California 92618, Attention: Corporate Secretary, or by telephone by calling (949) 595-7200.

Stockholders sharing an address that are receiving multiple copies of our proxy materials can request delivery of a single copy of our proxy materials by contacting their broker, bank or other nominee, or by contacting us as indicated above.

Where can I find the voting results of the special meeting?

We will announce preliminary voting results at the special meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the special meeting.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of [                ], 2019, by each person, or group of affiliated persons, who are known to us to beneficially own more than five percent of the outstanding shares of our common stock.

Name and Address	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares(2)
ArrowMark Colorado Holdings LLC(3)	9,890,106	9.6%
Entities affiliated with Camber Capital Management LP(4)	9,300,000	9.0%
Entities affiliated with Brown Capital Management, LLC(5)	8,779,000	8.5%
Entities affiliated with Partner Fund Management, L.P.(6)	7,601,553	7.3%
Entities affiliated with The Vanguard Group, Inc.(7)	6,892,223	6.7%
Entities affiliated with Redmile Group, LLC(8)	5,928,101	5.7%

(1)

The number of shares listed includes any shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of [                ], 2019, or within 60 days of such date.

(2)

Applicable percentages are based on 103,453,661 shares outstanding on [                ], 2019, plus the number of shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of [                ], 2019, or within 60 days of such date.

(3)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018. ArrowMark Colorado Holdings LLC, or ArrowMark, reported sole voting and dispositive power with respect to 9,890,106 shares. The address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(4)

Based solely on a Form 4 filed with the SEC on October 30, 2018. Camber Capital Management LP and Stephen DuBois, or, collectively, Camber, reported shared voting and dispositive power with respect to 9,300,000 shares. The address of Camber is 101 Huntington Avenue, Suite 2101, Boston, MA 02199.

(5)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Brown Capital Management, LLC, or Brown Capital, reported beneficial ownership of 8,779,000 shares, including 4,189,227 shares beneficially owned by The Brown Capital Management Small Company Fund, which is managed by Brown Capital. Brown Capital reported sole voting power with respect to 5,479,247 shares, sole dispositive power with respect to 8,779,000 shares and no shared voting or dispositive power. The address of Brown Capital is 1201 N. Calvert Street, Baltimore, MD 21202.

(6)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Partner Fund Management, L.P. and Partner Fund Management GP, LLC, or, collectively, Partner Fund, reported shared voting and dispositive power with respect to 7,509,909 shares, Partner Investment Management, L.P. and Partner Investment Management GP, LLC reported shared voting and dispositive power over 91,644 shares and Brian D. Grossman and Christopher M. James reported shared voting and dispositive power over 7,601,553 shares. The address of Partner Fund is c/o Partner Fund Management, L.P., 4 Embarcadero Center, Suite 3500, San Francisco, CA 94111.

(7)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018. The Vanguard Group, Inc., or Vanguard, reported sole voting power with respect to 156,039 shares, shared voting power with respect to 3,600 shares, sole dispositive power with respect to 6,736,384 shares and shared dispositive power with respect to 155,839 shares. Includes shares beneficially owned by the following subsidiaries of Vanguard: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Redmile Group, LLC and Jeremy C. Green, or, collectively, Redmile, reported shared voting and dispositive power with respect to 5,928,101 shares. The address of Redmile is One Letterman Drive, Building D, Suite D3-300, San Francisco, CA 94129.

BENEFICIAL OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock, as of [                ], 2019, by each of our directors, each of our named executive officers, and all of our current directors and executive officers as a group.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares(3)
Daniel Lemaitre(4)	192,921	*
Gregory D. Waller	50,550	*
Thomas C. Wilder, III(5)	63,560	*
Guido J. Neels(6)	134,202	*
Thomas F. Zenty, III	69,396	*
Leslie Norwalk	40,238	*
John Onopchenko(7)	63,451	*
Vaseem Mahboob(8)	348,516	*
Michael V. Chobotov, Ph.D.(9)	283,177	*
All directors and executive officers as a group (11 persons)(10)	1,457,687	1.4%

* Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 2 Musick, Irvine, CA 92618.
(2)

The number of shares listed includes any shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of [                ], 2019, or within 60 days of such date.

(3)

Applicable percentages are based on 103,453,661 shares outstanding on [                ], 2019, plus the number of shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of [                ], 2019, or within 60 days of such date.

(4)	Includes options to purchase 90,000 shares of our common stock that are exercisable within 60 days of [ ], 2019.
(5)	Includes options to purchase 12,500 shares of our common stock that are exercisable within 60 days of [ ], 2019.
(6)	Includes options to purchase 50,000 shares of our common stock that are exercisable within 60 days of [ ], 2019.
(7)	Includes options to purchase 63,451 shares of our common stock that are exercisable within 60 days of [ ], 2019.
(8)	Includes options to purchase 254,360 shares of our common stock that are exercisable within 60 days of [ ], 2019 and 11,055 restricted stock units subject to vesting within 60 days of [ ], 2019.
(9)	Includes options to purchase 180,229 shares of our common stock that are exercisable within 60 days of [ ], 2019.
(10)

Includes options to purchase an aggregate of 834,154 shares of our common stock held by our directors and executive officers that are exercisable within 60 days of [                ], 2019 and 11,055 restricted stock units subject to vesting within 60 days of [                ], 2019.

PROPOSAL NO. 1

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT

General

On January 9, 2019, our board of directors unanimously approved, subject to stockholder approval, an amendment to our Charter to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of not less than 1-for-5 and not greater than 1-for-10 (inclusive), with the exact ratio to be set as a whole number within that range by our board of directors before [                ], 2020 without further approval or authorization of our stockholders. The board of directors may alternatively elect to abandon the proposed Charter amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. Upon the effectiveness of the amendment to our Charter effecting the reverse stock split, the issued and outstanding shares of our common stock will be reclassified and converted into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares within the approved reverse stock split range.

If this proposal is approved by our stockholders as proposed, our board of directors would have the sole discretion to:

•	fix the specific ratio for the reverse stock split, provided that the ratio would be not less than 1-for-5 and not more than 1-for-10; and

•	approve the filing of the amendment to our Charter with the designated ratio to effect the reverse stock split at any time before [ ], 2020.

We believe enabling our board of directors to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, which are described in more detail under the heading “Criteria to be Used for Decision to Apply the Reverse Stock Split.”

The reverse stock split, if approved by our stockholders, would become effective upon the filing of the amendment to our Charter with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. The exact timing of the filing of the amendment (and of the effectiveness of the reverse stock split) will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but will not occur after [                ], 2020. In addition, our board of directors reserves the right, in its sole discretion, to abandon the filing of the amendment (and the effectiveness of the reverse stock split) if, at any time prior to the effectiveness of the amendment, our board of directors determines that it is no longer in our best interest or the best interests of our stockholders to proceed. Our board of directors reserves this right notwithstanding that stockholder approval for the filing of the amendment may have been obtained, and without the requirement for further action by our stockholders.

The primary reason for effecting the reverse stock split is to increase the per share trading price of our common stock so as to:

•	maintain the listing of our common stock on the NASDAQ Global Select Market, and seek to avoid the delisting of our common stock from that market in the future;

•	broaden the pool of investors that may be interested in investing in our common stock by attracting investors who may prefer to invest in shares that trade at higher share prices;

•	improve the marketability of our common stock and thus improve the liquidity of our shares and lower average transaction costs for our stockholders; and

•

provide a greater number of authorized shares available for issuance for corporate purposes including, without limitation, restructuring our existing indebtedness, paying monthly interest payments under our current debt facility in shares of common stock (to the extent permitted by the terms of the debt facility), raising additional capital, selling securities convertible into or exercisable for shares of our common stock, acquiring companies or assets, or entering into strategic partnerships or collaborations.

The reverse stock split would only apply to our issued and outstanding shares of common stock, and would not change the number of authorized shares of our common stock as set forth in our Charter. Therefore, because the reverse stock split would result in the number of issued and outstanding shares of common stock decreasing, the number of authorized shares of common stock remaining available for issuance would increase from 66,546,339 to approximately 149,309,267 (as of [                ], 2019, assuming a 1-for-5 reverse stock split ratio) or approximately 159,654,633 (as of [                ], 2019, assuming a 1-for-10 reverse stock split ratio), proportionately to the ratio of the reverse stock split.

As the reverse stock split does not impact the number of our shares of common stock authorized for issuance, we expect that, if the reverse stock split is implemented, we will have a significant number of authorized but unissued shares available for issuance. The additional authorized shares of common stock would be available for issuance from time to time for corporate purposes, including, without limitation, restructuring existing indebtedness, paying monthly interest payments under our current debt facility in shares of common stock (to the extent permitted by the terms of the debt facility), raising additional capital through equity financing, acquiring companies or assets, entering into strategic partnerships or collaborations, or selling securities convertible into or exercisable for our common stock. We believe the availability of the additional authorized shares will provide us with the flexibility to raise the necessary capital to execute our business plan and finance our strategic objectives, and to otherwise take advantage of favorable opportunities as they arise. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted.

In evaluating the reverse stock split, our board of directors took into consideration a number of negative factors commonly associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by some investors and analysts, as well as the fact that the stock prices of some companies that effect reverse stock splits do not necessarily trade at levels commensurate with expectations based on the applicable reverse stock split ratios. Our board of directors, however, determined that these potential negative factors were significantly outweighed by the potential benefits, and believes that the increase of the per share market price of our common stock that may result from the reverse stock split may allow us to maintain the listing of our common stock on the NASDAQ Global Select Market, encourage greater interest in our common stock from market participants, enhance the marketability of our common stock, improve our ability to raise additional capital to execute our business plans and finance our strategic objectives, and promote greater liquidity for our stockholders.

The form of the proposed amendment to our Charter to effect the reverse stock split is attached as Appendix A to this proxy statement. If this proposal is approved by our stockholders, the amendment to our Charter that may be filed to effect the reverse stock split will include the reverse stock split ratio fixed by our board of directors, within the range approved by our stockholders.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the amendment to our Charter to effect the reverse stock split, our board of directors will be authorized to proceed with the reverse stock split. In determining whether to proceed with the reverse stock split, and setting the exact ratio as a whole number within the range approved by our stockholders, our board of directors will consider a number of factors, including the historical and projected trading price of our common stock, our historical and projected financial condition and results of operations, existing and anticipated market conditions, the marketability and liquidity of our common stock, the impact on our ability to raise additional capital and the dilutive impact of any such capital raising activities, the requirements of the continued listing rules of the NASDAQ Global Select Market, and the ratio that is anticipated to result in the least administrative cost to us. However, even if the reverse stock split is approved by our stockholders, our board of directors reserves the right to abandon the reverse stock split at any time.

Effect of the Reverse Stock Split

The reverse stock split will be effected simultaneously with respect to all issued and outstanding shares of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. The treatment of fractional shares resulting from the reverse stock split is described in more detail under the heading “Fractional Shares.”

The reverse stock split will not change the existing terms of our common stock. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock that remains outstanding following the reverse stock split will continue to be fully paid and non-assessable.

The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Exchange Act and we expect that our common stock will continue to be listed for trading on the NASDAQ Global Select Market.

The reverse stock split would not change the number of authorized shares of our common stock or preferred stock as set forth in our Charter. In addition, the undesignated status of our preferred stock would not be impacted.

As of the effective time of the reverse stock split, all outstanding options and warrants and other rights to acquire our common stock will be proportionately reduced in the same ratio as the reduction in the number of shares of outstanding common stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share. Correspondingly, the per share exercise or purchase price of such options and warrants will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to such options and warrants will remain approximately the same. In addition, as of the effective time, we will adjust and proportionately decrease the total number of shares of our common stock that may be the subject of future grants under our equity incentive plans.

Assuming reverse stock split ratios of 1-for-5 and 1-for-10 (which reflect the low and high end of the range that our stockholders are being asked to approve), the following table sets forth (i) the approximate number of shares of our common stock that would be issued and outstanding, (ii) the approximate number of shares of our common stock that would be reserved for future issuance pursuant to outstanding stock options, restricted stock units and warrants, as well as our existing equity incentive plans, indebtedness and other contractual obligations, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the reverse stock split and based on securities outstanding as of [                ], 2019.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio (1-for-5)	Reverse Stock Split Ratio (1-for-10)
Number of Shares of Common Stock Issued and Outstanding	103,453,661	20,690,733	10,345,367
Number of Shares of Common Stock Reserved for Future Issuance:
Outstanding Stock Options	13,758,504	2,751,700	1,375,850
Outstanding Restricted Stock Units	4,438,254	887,650	443,825
Other Shares Reserved for Issuance under Equity Plans	3,893,105	778,621	389,310
Warrants	15,255,095	3,051,019	1,525,509
3.25% Convertible Senior Notes due 2020	9,635,113	1,927,022	963,511
Deerfield Right to Convert Loan into Shares	14,300,000	2,860,000	1,430,000
Contingent Consideration—Nellix PMA	3,333,333	666,666	333,333
Total:	64,613,404	12,922,678	6,461,338
Weighted Average Exercise Price of Options	$5.56	$27.80	$55.60
Weighted Average Exercise Price of Warrants	$6.66	$33.30	$66.60

If this proposal to amend our Charter to effect a reverse stock split is approved and our board of directors elects to effect the reverse stock split, the number of issued and outstanding shares of our common stock will be reduced in proportion to the ratio of the stock split chosen by our board of directors. Accordingly, if a reverse stock split is effected, the number of authorized shares of our common stock will be proportionally increased.

Additionally, if this proposal is approved and our board of directors elects to effect the reverse stock split, we would communicate to the public, prior to the effective date of the stock split, additional details regarding the reverse split, including the specific ratio selected by our board of directors. If the board of directors does not implement the reverse stock split by [                ], 2020, the authority granted in this proposal to implement the reverse stock split will terminate and we would be required to seek the further approval of our stockholders to implement a reverse stock split.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their direct or indirect ownership of shares of our common stock and securities convertible into or exercisable for our common stock.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

Reverse Stock Split

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. If the reverse stock split is implemented, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, some investors may view the reverse split negatively because it reduces the number of shares of common stock available in the public market. A reduction in the number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock. Also, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares.

Even if the reverse split is implemented, the Company may still be ineligible for listing on the NASDAQ Global Select Market. Although the Company believes that it will meet the minimum requirements for listing on the NASDAQ Global Select Market, there is no assurance that it will meet the minimum listing requirements and the listing application will be accepted or become effective. There is no assurance that the Company’s stock price will achieve the minimum amount and that the stock price will continue to meet the minimum requirement for continued listing on the NASDAQ Global Select Market.

Increase in the Number of Authorized and Unissued Common Stock

Because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase. Future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders of the Company. For example, the Company may use the additional authorized but unissued shares to restructure existing indebtedness, pay monthly interest payments under our current debt facility in shares of common stock (to the extent permitted by the terms of the debt facility), raise additional capital through equity financing, acquire companies or assets, enter into strategic partnerships or collaborations, or sell securities convertible into or exercisable for our common stock, any of which may result in substantial dilution to its existing stockholders.

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of our board of directors. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if our board of directors elects to proceed with the reverse stock split, our board of directors will determine the ratio of the reverse stock split to be implemented within the range approved by our stockholders, and we will file the amendment with the Secretary of State of the State of Delaware and certain regulatory bodies reflecting the designated ratio. After the amendment becomes effective, the shares of our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our common stock. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” through a broker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks and other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these brokers, banks and other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of our common stock with a broker, bank or other nominee and has any questions about the reverse stock split, the stockholder is encouraged to contact their nominee.

Registered Holders of Common Stock

Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company, LLC. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock

As of the date of this proxy statement, certain of our shares of common stock were held in certificated form. Stockholders of record at the time of the reverse stock split who hold shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates representing shares of our common stock to the transfer agent.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse stock split will receive one whole share of common stock in lieu of such fractional share. We expect that this will result in a slight increase in the overall number of shares outstanding after the reverse stock split than if we were to elect payment of cash for fractional shares, but the effect on stockholders’ respective ownership percentages will be negligible.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ or appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such rights.

Accounting Consequences

The reverse stock split will not affect total assets, liabilities or stockholders’ equity. However, the per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

In addition, the reverse stock split will not affect the par value of a share of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.

Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of a reverse stock split to us and to stockholders that hold shares of our common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, or the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of our common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company

We believe a reverse stock split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with a reverse stock split. In addition, we do not expect a reverse stock split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Stockholders

Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of a reverse stock split, except stockholders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. A stockholder’s tax basis in the shares received as a result of the reverse split will be equal, in the aggregate, to his or her basis in the shares exchanged, increased by the income or gain attributable to the rounding up of fractional shares, as described herein. New shares attributable to the rounding up of fractional shares to the nearest whole number of shares may be treated for tax purposes as if the fractional shares constitute a disproportionate dividend distribution. Such stockholders generally should recognize ordinary income to the extent of earnings and profits of the Company allocated to the portion of each whole share attributable to the rounding up process, and the remainder, if any, may be treated as a return of tax basis and gain received from the exchange of property. The stockholder’s holding period for the shares of common stock it receives in a reverse stock split should include the stockholder’s holding period for the shares of common stock exchanged in the reverse stock split. The portion of the shares received by a stockholder that are attributable to rounding up for fractional shares will have a holding period commencing on the effective date of the reverse split.

Individual tax circumstances can vary, and stockholders should consult their own tax advisors regarding the tax effects to them, based on their particular circumstances, in particular, stockholders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share and with respect to allocating tax basis and holding period among their post-reverse stock split shares.

Required Vote

Pursuant to the Delaware General Corporation Law, the approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. We do not expect any broker non-votes in connection with this proposal. Abstentions will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same effect as votes against this proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR CHARTER TO EFFECT THE REVERSE STOCK SPLIT.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Rule 14a-8 of the Exchange Act specifies the requirements for inclusion of stockholder proposals in our proxy statement for an annual meeting of stockholders. If we hold our 2019 annual meeting of stockholders on or about the same time as our 2018 annual meeting of stockholders, then any stockholder desiring to submit a proposal for action at the 2019 annual meeting of stockholders should arrange for such proposal to be delivered to us at our principal place of business no later than December 31, 2018, in order to be considered for inclusion in our proxy statement relating to that meeting. However, if we hold our 2019 annual meeting of stockholders on a date that is more than 30 days earlier or later than our 2018 annual meeting of stockholders, then a stockholder proposal must be received by us at our principal place of business in a reasonable amount of time prior to when we begin to print and mail our proxy materials. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by Rule 14a-8 of the Exchange Act, rules and regulations of the SEC and other laws and regulations.

If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with Rule 14a-8 of the Exchange Act, the stockholder must follow procedures outlined in our bylaws. Our bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (i) such nominations or proposals are included in our proxy statement or otherwise properly brought before the meeting by or at the direction of our board of directors, or (ii) the stockholder has delivered or mailed written notice to us (containing certain information specified in the bylaws), and our Corporate Secretary has received such written notice, not less than 90 days prior to the date of the meeting. However, if we have given less than 100 days’ advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by us not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

OTHER BUSINESS

As of the date of this proxy statement, our board of directors is not aware of any matters, other than those described in this proxy statement, which may be presented for consideration at the special meeting. Should any other matters requiring a vote of the stockholders come before the special meeting, or any adjournment or postponement thereof, the persons named in the accompanying proxy card will have the discretionary authority to vote with respect to such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

John Onopchenko
Chief Executive Officer
Irvine, California
[ ], 2019

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENDOLOGIX, INC.,

a Delaware corporation

ENDOLOGIX, INC., a Delaware corporation, organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

FIRST: The name of the corporation is Endologix, Inc. (the “Corporation”).

SECOND: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof, and authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”).

THIRD: Upon the effectiveness of this Certificate of Amendment pursuant to the DGCL, Article IV of the Certificate of Incorporation is hereby amended by adding the following paragraph to the end of Article IV:

“(C) Reverse Stock Split. Effective immediately upon the filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [                ] ([                ]) shares of Common Stock then issued and outstanding, or held in the treasury of this corporation, immediately prior to the Effective Time, shall automatically be reclassified and converted into one (1) share of Common Stock, without any further action by this corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.”

FOURTH: This Certificate of Amendment has been duly approved by the Board of Directors in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment has been duly approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 228 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned, and the undersigned has executed this Certificate of Amendment and affirms the foregoing as true under penalty of perjury this [                 ] day of [                ], 2019.

By:
Name:	John Onopchenko
Title:	Chief Executive Officer

A-1

ENDOLOGIX, INC. 2 MUSICK IRVINE, CALIFORNIA 92618
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on [                ], 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [                 ], 2019. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Our Board of Directors recommends that you vote “FOR” proposal 1: For    Against Abstain 1. Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock at a ratio not less than 1-for-5 and not greater than 1-for-10 (inclusive), with the exact ratio to be set as a whole number within that range at the discretion of our board of directors before [                 ], 2020 without further approval or authorization of our stockholders. The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by our stockholders, in its sole discretion.
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.     Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000390953_1 R1.0.1.17

0000390953_2 R1.0.1.17
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com
2317759715500
ENDOLOGIX, INC.
Special Meeting of Stockholders
[                 ], 2019 at [                ], Pacific Time
This proxy is solicited by the Board of Directors
The undersigned hereby nominates, constitutes and appoints Vaseem Mahboob and Jeremy Hayden, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all of the shares of common stock of ENDOLOGIX, INC. which the undersigned is entitled to represent and vote at the Special Meeting of Stockholders to be held at 2 Musick, Irvine, California 92618 on [                ], 2019, at [                ], Pacific Time, and at any adjournment or postponement thereof, as fully as if the undersigned were present and voting at the meeting.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK AT A RATIO NOT LESS THAN 1-FOR-5 AND NOT GREATER THAN 1-FOR-10 (INCLUSIVE), WITH THE EXACT RATIO TO BE SET AS A WHOLE NUMBER WITHIN THAT RANGE AT THE DISCRETION OF OUR BOARD OF DIRECTORS BEFORE [                 ], 2020 WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS. THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY OR PROXIES HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE SHARES OF COMMON STOCK OF ENDOLOGIX, INC. HELD BY THE UNDERSIGNED.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.
Continued and to be signed on reverse side